Exhibit 10.5

Operating Agreement

This Operating Agreement (hereinafter referred to as “this Agreement”) is entered into among the following parties in Hefei, China as of May 6, 2009:

A) Wonder International Educational & Investment Group Corporation ("US Wonder" or "A") Address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258 B) Anhui Wonder Educational Investment & Management Corporation ("China Wonder" or "B") Address: No. 188,North Hezuohua Road, Hefei, Anhui, PRC

C1) Anhui Computer Training School

     #375 Huangshan Road, Hefei, Anhui, China C2) Hubei Computer Training School

     #1 Tianji Rd, East Lake Technology Zone, Wuhan, Hubei, China C3) Jiangsu Computer Training School #196 Jiangning Rd, Nanjiang, China C4) Zhejiang Computer Training School

     #2 Xiyuan 5th Rd, West Lake Development Zone, Hangzhou, Zhejiang, China C5) Henan Computer Training School Guoji University City, Yingcai Wenhua Road, Zhenzhou, Henan, China C6) Fujian Computer Training School #36 Gao Qiao Building, 4th Floor, Wuyi M Road, Fuzhou, Fujian, China C7) Liaoning Computer Training School ShengBei University City, Yuhong District, Shengyang, China

(Parties C1, C2, C3, C4, C5, C6 and C7 are collectively referred to as ('C')) D) Mr. Chun Gui Xie, Chinese Citizen, from Hefei, Anhui, China WHEREAS:

1. Mr. Chung Gui Xie is the Chairman of the board and controlling shareholder of US Wonder, China Wonder and all the seven schools in C;

2. Mr. Chung Gui Xie has the vetoing power in US Wonder and the power to control the business decision of any sort due to his absolute majority of stock ownership;

3. Parties China Wonder, C and D are willing unlimitedly to entrust the person designated by US Wonder with the shareholder’s voting right at the shareholder’s meeting of China Wonder and the seven schools in C.

4. Party A is a public company incorporated Arizona, USA;

5. Party B is a limited company incorporated in Hefei, China;

6. Mr. Chung Gui Xie is the Chairman of the board and controlling shareholder of Party A, Party B and all the seven schools in C;

7. Mr. Chung Gui Xie currently has the vetoing power in Party A and the power to control the business decision of any sort due to his absolute majority of stock ownership;

8. Party A, due to Mr. Chung Gui Xie, has the management expertise and the practical experience on the development and design of vocational school business models;

9. Party A has the capital raising expertise in the USA;

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1. Party A agrees, subject to the satisfaction of the relevant provisions by Parties B and C herein, as the guarantor for Party B and C in the contracts, agreements or transactions in connection with Parties B's and C's operations between Parties B and C and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Parties B and C. Parties B and C agree, as the counter-guarantees, to pledge the receivable account, all tuitions and other incomes in their operations and all the assets of their companies to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Parties B’s and C's counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Parties B and C shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantees to Party A.

2. Parties B and C hereby jointly agree that Parties B and C shall not conduct any transaction which may materially affects its assets, obligations, rights or the company’s operation (excluding the business contracts, agreements, sell or purchase assets during Parties B’s and C's regular operations and the lien obtained by relevant counter parties due to such agreements) unless the obtainment of a prior written consent from Party A, including but not limited to the following contents:

2.1 borrow money from any third party or assume any debt;

     2.2 To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

2.3 To provide real guarantee for any third party with its assets or intellectual property rights;

2.4 To assign to any third party its business agreements.

3. In order to ensure the performance of the various operation agreements between Party A and Parties B and C and the payment of the various payables by Parties B and C to Party A, Parties B and C together with their shareholders hereby jointly agree to accept, from time to time, the corporate policy advise and guidance provided by Party A in connection with company's daily operating and financial management and the employment and dismissal of the company’s employees.

4. Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

5. If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

6. Parties B and C shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Parties B and C hereby agree that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Parties B or C by Party A, and no any further consent from Parties B or C will be required.

7. The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

8. This Agreement shall be executed by a duly authorized representative and shareholders of each party as of the date first written above and become effective simultaneously..

9. The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understanding.

10. The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties

11. This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Parties B and C shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Parties B or C.

12. The original of this Agreement is in four (4) copies, each party holds one and all original are equally valid.

IN WITNESS THEREOF each party hereto have caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above. [Signature Page] All the shareholders of US Wonder, China Wonder and each of the seven schools: Signature, Name, Title, Company Chop

A) Wonder International Educational & Investment Group Corporation ("US Wonder") Address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258

B) Anhui Wonder Educational Investment & Management Corporation ("China Wonder") Address: No. 188,North Hezuohua Road, Hefei, Anhui, PRC

C1) Anhui Computer Training School

#375 Huangshan Road, Hefei, Anhui, China

C2) Hubei Computer Training School

#1 Tianji Rd, East Lake Technology Zone, Wuhan, Hubei, China

C3) Jiangsu Computer Training School
#196 Jiangning Rd, Nanjiang, China

C4) Zhejiang Computer Training School

#2 Xiyuan 5th Rd, West Lake Development Zone, Hangzhou, Zhejiang, China

C5) Henan Computer Training School

Guoji University City, Yingcai Wenhua Road, Zhenzhou, Henan, China

C6) Fujian Computer Training School

#36 Gao Qiao Building, 4th Floor, Wuyi M Road, Fuzhou, Fujian, China

C7) Liaoning Computer Training School

ShengBei University City, Yuhong District, Shengyang, China